Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

Critical Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary Shares (2)(8)	457(f)(1)	10,693,897		$ 10.80	(4)	$115,494,087.60	(4)	0.0001102		$12,727.45	(4)
Fees to Be Paid	Equity	Ordinary Shares (3)(8)	457(f)(1)	3,000,000		$ 10.80	(4)	$32,400,000.00	(4)	0.0001102		$3,570.48	(4)
	Equity	Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50 (5)(8)	457(g)	7,750,000		N/A	(6)	N/A	(6)	N/A	(6)	N/A	(6)
	Equity	Ordinary Shares issuable upon exercise of Warrants (7)(8)	457(g)	7,750,000	(7)	$ 11.67	(7)	$90,442,500.00	(7)	0.0001102		$9,966.76	(7)
	Total Offering Amount							$238,336,587.60		0.0001102		$26,264.69
	Total Fees Previously Paid											$34,507.75
	Total Fee Offsets											$0
	Net Fees Due											$0

(1)	All securities being registered will be issued by Critical Metals Corp., a BVI business company incorporated in the British Virgin Islands (“Pubco”), in connection with the proposed business combination (the “Business Combination”) among Pubco, Sizzle Acquisition Corp., a Delaware corporation (“Sizzle”), European Lithium Limited, an Australian Public Company limited by shares (“EUR”), European Lithium AT (Investments) Limited, a BVI business company incorporated in the British Virgin Islands and a direct, wholly-owned subsidiary of EUR (the “Company”), and Project Wolf Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Pubco, as described in Pubco’s Registration Statement on Form F-4 (the “Registration Statement”).

(2)	Based on the maximum number of ordinary shares, par value $0.001 per share (the “Pubco Ordinary Shares”), of Pubco estimated to be issued to shareholders of Sizzle, including VO Sponsor, LLC (the “Sponsor”) and various initial stockholders (the “Initial Stockholders”), in connection with the Business Combination, pursuant to which all of the issued and outstanding shares of common stock, par value $0.0001 per share (the “Sizzle Common Stock”), of Sizzle will be exchanged for the right to receive one Pubco Ordinary Share. Such maximum number of shares consists of up to (i) Pubco Ordinary shares issuable to the public stockholders of Sizzle upon exchange of public shares (as defined in the Registration Statement) of Sizzle Common Stock, which as of August 4, 2023 consist of 4,423,297 Pubco Ordinary Shares issuable in exchange for 4,423,297 public shares which are outstanding, (ii) 4,098,500 Pubco Ordinary Shares issuable to the Sponsor, Initial Stockholders, ASJC Global LLC – Series 11 and each of their permitted transferees upon exchange of 3,375,750 founder shares and 722,750 private placements shares (in each case as defined in the Registration Statement), (iii) 2,049,250 Pubco Ordinary Shares issuable to Transferees of Sponsor as set forth in the Sponsor Support Agreement, by and among Sizzle, Sponsor and the Company, as amended (as defined therein), in exchange for 2,049,250 founders shares, and (iv) 122,850 Pubco Ordinary Shares issuable to Cantor and EBC (each as defined in the Registration Statement) upon exchange of 47,250 private placement shares and 75,600 EBC Shares (as defined in the Registration Statement), respectively.

(3)

Based on the maximum number of Pubco Ordinary Shares estimated to be issued as consideration for M&A advisory services rendered in connection with the Business Combination. Such maximum number of Pubco Ordinary Shares consists of up to (i) 2,000,000 Pubco Ordinary Shares issuable to Jett Capital Advisors LLC, in exchange for its shares in the Company pursuant to the Jett Amended Letter (as defined in the Registration Statement) and (ii) 1,000,000 Pubco Ordinary Shares issuable to J.V.B. Financial Group, acting through its Cohen & Company Capital Markets division, in exchange for its shares in the Company pursuant to the CCM Amended Letter (as defined in the Registration Statement).

(4)	The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” for the Pubco Ordinary Shares are estimated solely for the purpose of calculating the registration fee, calculated pursuant to Rule 457(f)(1) and Rule 457(f)(3) of the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of the shares of Class A common stock of Sizzle on The Nasdaq Stock Market LLC (“Nasdaq”) on August 2, 2023.

(5)	In connection with the Business Combination, each whole Sizzle Warrant described in the related proxy statement/prospectus that is issued and outstanding at the Closing will be exchanged for an equivalent Pubco warrant (the “Pubco Warrants”) and will be thereafter exercisable in accordance with the terms of the equivalent terms described in the related proxy statement/prospectus being exercisable to purchase one Pubco Ordinary Share at a price of $11.50 per share, subject to adjustment, beginning 30 days after the closing of the Business Combination.

(6)	The maximum number of Pubco Warrants and Pubco Ordinary Shares issuable upon exercise of the Pubco Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Pubco Warrants has been allocated to the Pubco Ordinary Shares issuable upon exercise of the Pubco Warrants and included in the registration fee paid in respect of such Pubco Ordinary Shares. No separate registration fee is required pursuant to Rule 457(g) of the Securities Act.

(7)	Based on the sum of (a) $0.17, the average of the high and low prices for the Sizzle Warrants on Nasdaq on August 2, 2023, and (b) $11.50, the exercise price of the Sizzle Warrants.

(8)	Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.